As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vital Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2000	27-0496985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3601 South Congress Avenue

Suite C100

Austin, Texas 78704

(877) 455-3063

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell Diez-Canseco

President and Chief Executive Officer

Vital Farms, Inc.

3601 South Congress Avenue

Suite C100

Austin, TX 78704

(877) 455-3063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Darren DeStefano Jaime L. Chase Shauna Bracher Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	Jason Dale Chief Operating Officer and Chief Financial Officer Vital Farms, Inc. 3601 South Congress Avenue Suite C100 Austin, TX 78704 (877) 455-3063	Marc Jaffe Cathy Birkeland Alexa Berlin Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239772

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	1,715,198	$22.00	$ 37,734,356	$4,898

(1)

Represents only the number of shares being registered pursuant to this Registration Statement, which includes 223,721 shares that the underwriters have the option to purchase, and are in addition to the 8,984,375 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-239772), which included 1,171,875 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $188,671,875 on a Registration Statement on Form S-1 (File No. 333-239772), which was declared effective by the Securities and Exchange Commission on July 30, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $37,734,356 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common stock, par value $0.0001 per share (the “Common Stock”), of Vital Farms, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-239772) (the “Prior Registration Statement”), which the Commission declared effective on July 30, 2020, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,715,198 shares of Common Stock, including 223,721 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares of the Registrant’s Common Stock. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-239772), originally filed with the Commission on July 9, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Austin, Texas, on July 30, 2020.

Vital Farms, Inc.

By:	/s/ Russell Diez-Canseco
Russell Diez-Canseco
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Russell Diez-Canseco	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2020
Russell Diez-Canseco

/s/ Jason Dale	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2020
Jason Dale

*	Executive Chairman and Director	July 30, 2020
Matthew O’Hayer

*	Director	July 30, 2020
Brent Drever

*	Director	July 30, 2020
Glenda Flanagan

*	Director	July 30, 2020
Kelly Kennedy

*	Director	July 30, 2020
Karl Khoury

*	Director	July 30, 2020
Denny Marie Post

*	Director	July 30, 2020
Gisel Ruiz

*By:	/s/ Jason Dale
Attorney-in-fact